EXHIBIT 14.1 - CODE OF ETHICS

                             CODE OF ETHICS FOR THE
        CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, AND CONTROLLER
                            OF METALDYNE CORPORATION

     This Code of Ethics of Metaldyne Corporation ("Metaldyne") and its direct and indirect wholly-owned subsidiaries (collectively, the "Company") applies to its President and Chief Executive Officer, Chief Financial Officer, Controller,
and such other principal financial or accounting officers or persons performing similar functions as may from time to time be identified by the Committee (as defined herein) as subject hereto (the "Designated Officers"). The Designated
Officers occupy important roles in the corporate governance of the Company and are vested with both the responsibility and authority to act in the best interests of the Company and, to the extent otherwise required by applicable law, its various constituencies, including shareholders, debtholders, customers, employees and citizens of the communities in which the Company's business is conducted. Accordingly, the purposes of this Code of Ethics are to deter wrongdoing and to promote:

          o    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

          o    full, fair, accurate, timely, and understandable disclosure;

          o    compliance with applicable governmental laws, rules and
               regulations;

          o    prompt internal reporting of violations of this Code of Ethics;
               and

          o    accountability for adherence to the Code of Ethics.

     In fulfilling the these purposes:

     1. The Designated Officers are expected to carry out their responsibilities honestly and with integrity, exercising their reasonable good faith, independent business judgment consistently with their fiduciary duties of care and loyalty under applicable state law.

     2. The Designated Officers should avoid, to the extent reasonably possible, situations in which their own interests conflict or may appear to conflict directly or indirectly with the interests of the Company. In any case in which a
Designated Officer reasonably believes he may have an actual or apparent conflict of interest, he should conduct himself consistently with applicable state fiduciary duty obligations, including by promptly disclosing all relevant details to the Audit Committee of the Board of Directors of Metaldyne (the
"Committee"). The Committee will investigate to the extent deemed reasonably necessary and determine, with or without the assistance of a qualified independent third party advisor or advisors, whether a material actual or apparent conflict of interest between the Designated Officer's personal and professional relationships exists, and if so, how the conflict should be addressed consistently with applicable state fiduciary duty obligations and other considerations deemed relevant by the Committee.

     3. The Designated Officers are responsible for assuring full, fair, accurate, timely and understandable disclosure of relevant financial information to shareholders and, to the extent otherwise required by applicable governmental laws, rules and regulations, other constituencies. In particular, as set forth more fully below, they are responsible for establishing controls and procedures to help assure that

the Company's public filings comply with the Securities and Exchange Commission
("SEC") rules governing the disclosure of financial and other information, and that Company press releases and other public communications are materially accurate and timely. In fulfilling this responsibility, among other things, each
Designated Officer should, with or without the assistance of a qualified independent third party advisor or advisors:

     (a)  help establish and maintain, through appropriate modifications as warranted, disclosure controls and procedures and internal disclosure controls and procedures reasonably designed to assure that material financial and other information is recorded, processed and transmitted to those responsible for preparing periodic reports and other public communications so that such reports and communications are materially accurate and timely;

     (b)  review each periodic report for material accuracy and completeness, based on the individual's knowledge, and to see that any financial statements and other financial information included in the report fairly presents in all material respects the financial condition, results of operations and cash flows of the Company as of and for the periods presented, before it is filed with the SEC;

     (c)  periodically help evaluate the Company's disclosure controls and procedures and internal controls and procedures, and disclose to the
          Committee and to the Company's independent auditors any material weaknesses in the Company's internal controls or significant deficiencies in the design or operation of the Company's internal controls and procedures which could adversely affect the Company's ability to record, process, summarize and report financial data, and any fraud involving an employee with a significant role in the
          Company's internal controls;

     (d)  otherwise comply in all material respects with other disclosure and financial accounting-related responsibilities imposed on such
          Designated Officer by applicable federal, state and foreign securities laws, as the same may be amended from time to time; and

     (e)  comply with other applicable governmental laws, rules and regulations, including but not limited to prohibitions on improperly influencing the conduct of an audit; retaliating against whistle-blowers;
          obstructing justice; knowingly executing or attempting to execute a scheme or artifice to defraud investors; other securities fraud; mail fraud; wire fraud; certifying materially false SEC reports; and
          conspiring to commit any of the above offenses, in each case as provided in the Sarbanes-Oxley Act of 2002 and preexisting federal criminal law.

     4. Each Designated Officer should promptly bring to the attention of the
Committee any known violation of this Code of Ethics. Any member of the Board or any other officer or employee of the Company who has reason to believe that a material violation of this Code of Ethics has occurred, is ongoing or is about to occur should promptly report all relevant details to the Committee. Any such report may be made anonymously in writing to any disinterested member of the
Committee, consistently with the Committee's procedures regarding the submission, receipt, retention and treatment of complaints and concerns regarding material accounting controls, accounting and audit matters as the same may be amended from time to time. Notwithstanding anything else in this Code of
Ethics, whenever the Committee is authorized to take any action hereunder, it shall do so by the affirmative majority vote of the disinterested members of the
Committee.

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     5. The Committee shall determine, with or without the assistance of qualified independent third party advisor or advisors, appropriate actions to be taken in the event of a violation of this Code of Ethics, and recommend such actions to the full Board, which shall finally determine, by the affirmative majority vote of its disinterested members, the appropriate actions to be taken.
Such actions shall be reasonably designed to deter wrongdoing and promote accountability for adherence to this Code of Ethics, and shall include written notice to the subject Designated Officer in reasonable detail as to the findings of the Committee and Board. Such actions may include reprimand, censure, affirmative obligations to take corrective or other actions, suspension with or without pay or benefits, re-assignment, demotion or termination of employment, reimbursement and/or forfeiture of salary or bonuses, disgorgement of profits realized and/or any other actions determined to be necessary or appropriate under all the circumstances. In determining what actions are appropriate in a particular case, the Committee shall take into account all relevant information, including but not necessarily limited to the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the subject Designated Officer knew or should have known the proper course of action, and whether or not he has committed other violations of this Code of Ethics in the past.

     6. No express or implied waiver or amendment of this Code of Ethics shall be effective without Committee and Board approval, and any such waiver or amendment shall be disclosed as required by applicable law.

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